                                                                      Exhibit 11

                          GENERAL CIGAR HOLDINGS, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                  (dollars in thousands except per share data)

                                    ==================================================================
                                                                  1998
                                    ==================================================================

                                      FIRST        SECOND       THIRD          FOURTH          FULL
     BASIC EPS COMPUTATION           QUARTER      QUARTER      QUARTER         QUARTER         YEAR
     Numerator:                     ----------   ----------   ----------     ----------     ----------
      Income available to
        common stockholders......   $    7,687   $    6,766   $    5,013     $    6,349     $   25,815
                                    ----------   ----------   ----------     ----------     ----------
     Denominator:
      Common shares outstanding..   27,590,548   27,620,694   27,179,416     26,751,547     27,285,551
                                    ----------   ----------   ----------     ----------     ----------
              Basic EPS..........   $     0.28   $     0.24   $     0.18     $     0.24     $     0.95
                                    ==========   ==========   ==========     ==========     ==========
     DILUTED EPS COMPUTATION
     Numerator:
      Income available to
        common stockholders......   $    7,687   $    6,766   $    5,013     $    6,349     $   25,815
                                    ----------   ----------   ----------     ----------     ----------
     Denominator:
      Common shares outstanding..   27,590,548   27,620,694   27,179,416     26,751,547     27,285,551
      Effect of stock options....    1,081,039      823,732      676,562        683,929        816,316
                                    ----------   ----------   ----------     ----------     ----------
        Total shares.............   28,671,587   28,444,426   27,855,978     27,435,476     28,101,867
                                    ----------   ----------   ----------     ----------     ----------
              Diluted EPS........   $     0.27   $     0.24   $     0.18     $     0.23     $     0.92
                                    ==========   ==========   ==========     ==========     ==========



                                    ==================================================================
                                                                  1997
                                    ==================================================================

                                      FIRST        SECOND       THIRD          FOURTH          FULL
     BASIC EPS COMPUTATION           QUARTER      QUARTER      QUARTER         QUARTER         YEAR
     Numerator:                     ----------   ----------   ----------     ----------     ----------

      Income available to
        common stockholders......   $    4,277   $    6,390   $   11,369     $   14,028     $   36,064
                                    ----------   ----------   ----------     ----------     ----------
     Denominator:
      Common shares outstanding..   26,987,182   27,101,922   27,172,000     27,429,000     27,172,526
                                    ----------   ----------   ----------     ----------     ----------
              Basic EPS..........   $     0.16   $     0.24   $     0.42     $     0.51     $     1.33
                                    ==========   ==========   ==========     ==========     ==========
     DILUTED EPS COMPUTATION
     Numerator:
      Income available to
        common stockholders......   $    4,277   $    6,390   $   11,369     $   14,028     $   36,064
                                    ----------   ----------   ----------     ----------     ----------
     Denominator:
      Common shares outstanding..   26,987,182   27,101,922   27,172,000     27,429,000     27,172,526
      Effect of stock options....    1,212,818    1,798,078    1,528,000      1,185,300      1,431,049
                                    ----------   ----------   ----------     ----------     ----------
        Total shares.............   28,200,000   28,900,000   28,700,000     28,614,300     28,603,575
                                    ----------   ----------   ----------     ----------     ----------
              Diluted EPS........   $     0.15   $     0.22   $     0.40     $     0.49     $     1.26
                                    ==========   ==========   ==========     ==========     ==========

                                       E-1